Exhibit 99.1

Boston, United States	GI Dynamics Announces US $1M Convertible Note
Sydney, Australia	and Warrant Financing from Crystal Amber Fund Limited
18 March 2019 AEDT

BOSTON and SYDNEY — 18 March 2019 — GI Dynamics® Inc. (ASX:GID) (Company or GI Dynamics), a medical device company that is developing EndoBarrier® for patients with type 2 diabetes and obesity, is pleased to announce that it has agreed to the terms of a US $1,000,000 convertible note and warrant financing with Crystal Amber Fund Limited (Crystal Amber).

The convertible note was issued to Crystal Amber today and GI Dynamics expects this financing to satisfy the general working capital requirements of the Company until the end of April 2019, subject to the Company being able to agree to a further extension of the 31 March 2019 maturity date of the 2017 convertible note held by Crystal Amber. In the event that a further extension of the 2017 convertible note is agreed, the Company will evaluate longer term fundraising options.

Under the terms of the convertible note, Crystal Amber will not be permitted to convert the note into common stock or CHESS Depositary Interests (CDIs) of the Company unless and until such conversion feature has been approved by the stockholders of the Company (this feature is similar to the terms of the 2017 convertible note that was issued to Crystal Amber).

Investor Relations United States: Janell Shields +1 (781) 357-3280 investor@gidynamics.com	Subject to obtaining stockholder approval, GI Dynamics has also agreed to issue a warrant to Crystal Amber to subscribe for CDIs (or common stock) in accordance with the agreed terms. This warrant cannot be issued unless and until its issue is approved by stockholders. The material terms of the note and the warrant are outlined in Attachment 1.

Boston, United States Sydney, Australia 18 March 2019 AEDT	The stockholder approval that is required to approve the conversion feature of the convertible note and the issuance of the warrant will be sought at a Special Meeting of stockholders. Details of the proposed Special Meeting will be provided to stockholders shortly.

“We are pleased to report that Crystal Amber has committed to this financing” said Scott Schorer, president and chief executive officer of GI Dynamics. “We are in discussions with Crystal Amber about extending the 31 March 2019 maturity date of the 2017 convertible note and are diligently exploring options for a larger form of financing that would allow us to commence the 18-1 study in the United States, and the Apollo Sugar EndoBarrier trial in India.”

About GI Dynamics

GI Dynamics®, Inc. (ASX:GID) is the developer of EndoBarrier®, the first endoscopically-delivered device therapy for the treatment of type 2 diabetes and obesity. EndoBarrier is not approved for sale and is limited by federal law to investigational use only. Founded in 2003, GI Dynamics is headquartered in Boston, Massachusetts. For more information please visit www.gidynamics.com.

Forward-Looking Statements

This announcement may contain forward-looking statements. These statements are based on GI Dynamics management’s current estimates and expectations of future events as of the date of this announcement. Furthermore, the estimates are subject to several risks and uncertainties that could cause actual results to differ materially and adversely from those indicated in or implied by such forward-looking statements.

Investor Relations United States: Janell Shields +1 (781) 357-3280 investor@gidynamics.com	These risks and uncertainties include, but are not limited to, risks associated with our ability to continue to operate as a going concern; our ability to raise sufficient additional funds to continue operations beyond 31 March 2019 and to conduct the planned

Boston, United States Sydney, Australia 18 March 2019 AEDT	pivotal trial of EndoBarrier in the United States (18-1 study); our ability to execute the 18-1 study under FDA’s Investigational Device Exemption; our ability to enlist clinical trial sites and enroll patients in accordance with the 18-1 study; the risk that the FDA stops the 18-1 study early as a result of the occurrence of certain safety events or does not approve an expansion of the 18-1 study; our ability to maintain compliance with our obligations under our existing convertible note and warrant agreements executed with Crystal Amber, including our obligations to make payment on the senior note that is due on 31 March 2019; our ability to restructure the terms of the senior note with Crystal Amber that is due on 31 March 2019 if we are unable to raise sufficient funds to enable us to fully repay such note when due; obtaining and maintaining regulatory approvals required to market and sell our products; the possibility that future clinical trials will not be successful or confirm earlier results; the timing and costs of clinical trials; the timing of regulatory submissions; the timing, receipt and maintenance of regulatory approvals; the timing and amount of other expenses; the timing and extent of third-party reimbursement; intellectual-property risk; risks related to excess inventory; risks related to assumptions regarding the size of the available market; the benefits of our products; product pricing; timing of product launches; future financial results; and other factors, including those described in our filings with the U.S. Securities and Exchange Commission.

Given these uncertainties, one should not place undue reliance on these forward-looking statements. We do not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information or future events or otherwise, unless we are required to do so by law.

Investor Relations United States: Janell Shields +1 (781) 357-3280 investor@gidynamics.com	###

Boston, United States Sydney, Australia 18 March 2019 AEDT	ATTACHMENT 1

Financing Terms

The key terms of the financing are as follows:

(a)   Stockholder Approval: The US $1,000,000 Note financing is effective immediately; the conversion features of the Note and the issuance of the Warrant are subject to shareholder approval which will be sought at an upcoming Special Meeting

(b) Borrower: GI Dynamics, Inc.

(c) Lender: Crystal Amber Fund Limited

(d) Principal Amount / Face Value of Note: US $1,000,000

(e) Interest: 10% per annum, compounded annually (increasing to 16% per annum in the event of default)

(f)   Note Conversion: Subject to the conversion features of the Note being approved stockholders, at any time prior to the maturity date, the Principal Amount plus accrued and unpaid interest thereon will be convertible at the option of the Lender into the Borrower’s CHESS Depositary Interests (CDIs) at a conversion price equal to US $0.0127 per CDI

(g) Maturity / Repayment: The Note matures on the fifth anniversary of its issue date, unless it is repaid in full or converted at an earlier date in accordance with the terms of the Note

Investor Relations United States: Janell Shields +1 (781) 357-3280 investor@gidynamics.com

(h)   Change of Control: Upon a change of control of the Borrower, the Lender may, at its option, demand 110% of the unpaid Principal Amount plus accrued and unpaid interest thereon in full satisfaction of the Note

Boston, United States Sydney, Australia 18 March 2019 AEDT

(i) Accelerated Repayment: The resolutions for stockholder approval of the conversion features under of the Note and separately the issue of the Warrant will be inter-conditional so that if either resolution is not approved by stockholders then 110% of the unpaid Principal Amount plus accrued interest thereon will be payable within 6 months of the resolution not being passed by stockholders

(j) Prepayments: Not permitted at the Borrower’s option without the Lender’s consent

(k) Events of Default: On the occurrence of an event of default, all unpaid principal plus unpaid interest generally becomes immediately due and payable

(l) Use of Funds: General corporate purposes

(m) Warrant: A Warrant granting the Lender the option to purchase up to 78,984,823 of the Borrower’s CDIs (representing 1,579,696 shares of Common Stock) at any time from the issue date of the Warrant until the fifth anniversary thereof at an exercise price equal to US $0.0127 per CDI. The issue of the Warrant is subject to receiving stockholder approval for the issue of the Warrant.

(n) Transferability / Assignability: Neither the Note nor the Warrant is transferrable / assignable within 12 months after its issue, except as permitted by the Corporations Act 2001 (Cth)

(o)   Transfer of CDIs issued on conversion or exercise: Any CDIs issued on a conversion of the Note or an exercise of the Warrant are not transferrable within 12 months after their issue (and the CDIs will be subject to a holding lock), except as permitted by the Corporations Act 2001 (Cth)

Investor Relations United States: Janell Shields +1 (781) 357-3280 investor@gidynamics.com

Boston, United States Sydney, Australia 18 March 2019 AEDT

(p)   Anti-Dilution: In the event the Borrower subsequently sells any of its CDIs at a price per CDI that is lower than the conversion price under the Note or the exercise price under the Warrant, such conversion price and exercise price, as applicable, shall be reduced to the lowest price per CDI at which such CDIs were sold.

Investor Relations United States: Janell Shields +1 (781) 357-3280 investor@gidynamics.com